UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – December 21, 2023

SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio		44103
(Address of principal executive offices)		(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	SIF	NYSE American

Item 1.01	Entry into Material Definitive Agreements.
Subordinated Loan Documents.
On December 21, 2023, SIFCO Industries, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “borrowers”), in connection with and as a condition to the agreement by JPMorgan Chase Bank, N.A. (the “Lender”) to consummate the transactions contemplated by the Ninth Amendment and the Fourth Amendment (each as defined below), incurred a secured subordinated loan from Garnet Holdings, Inc., a California corporation owned and controlled by Mark J. Silk (“GHI”), in the original principal amount of $3,000,000 (the “Subordinated Loan”), on the terms and subject to the conditions of: (a) a Subordinated Secured Promissory Note (the “Subordinated Promissory Note”) in the original principal amount of $3,000,000 issued by borrowers to GHI, (b) a Subordination and Intercreditor Agreement (the “Subordination Agreement”) by and among borrowers, GHI and Lender, and (c) a Side Letter by and among borrowers and Mark J. Silk (the “Fee Letter,” and together with the Subordinated Promissory Note and Subordination Agreement, the “Subordinated Loan Documents”).

The obligations of borrowers under the Subordinated Promissory Note mature on October 4, 2024, unless accelerated upon the occurrence of an event of default specified therein. Interest accrues on the then-outstanding principal amount at a rate of fourteen percent (14%) per annum and shall be paid in kind (and not in cash) by capitalization as additional principal (“PIK Interest”) each six-month period after the date hereof in arrears. Accrued but unpaid PIK Interest shall, as of the first day of each such six-month period, be compounded, and shall be added to and shall serve to increase, and shall thereafter be deemed to constitute a portion of, the outstanding principal amount of the Subordinated Promissory Note and shall bear interest at the interest rate set forth above. All accrued and unpaid interest shall be payable on the maturity date. Borrowers have the right, at any time and without notice, premium, or penalty, to prepay all or any part of the principal amount or interest outstanding under the Subordinated Promissory Note.

The Subordinated Promissory Note requires the borrowers to pay to GHI a fully earned and non-refundable fee in an amount equal to $150,000 (the “Closing Fee”), which Closing Fee is added to the principal amount and payable at maturity. Borrower’s obligations under the Subordinated Promissory Note are secured by a first priority lien, subject to any liens granted to Lender as described in the Subordination Agreement, on all of borrowers’ accounts, deposit accounts, contract rights, documents, equipment, general intangibles, instruments, inventory, investment property, commercial tort claims, all other goods and personal property whether tangible or intangible and wherever located, and all proceeds of the foregoing.

The Subordinated Loan and transactions contemplated by the Subordinated Loan Documents are subject to the satisfaction of certain conditions identified therein, including, but not limited to, the execution and delivery by Mark. J. Silk, a member of the Board of Directors of the Company (“Silk”), of a Guaranty Agreement (the “Guaranty”) in favor of Lender pursuant to which Silk guarantees the obligations of borrowers under the Credit Agreement and Export Credit Agreement (each as defined below). The Fee Letter requires the borrowers to pay Silk a fee in an amount equal to $760,000 (the “Guaranty Fee”) in consideration for his agreement to execute and deliver the Guaranty. The Guaranty Fee becomes due and payable on the maturity date.

Ninth Amendment to Credit Agreement; Fourth Amendment to Export Credit Agreement.
On December 21, 2023, the borrowers entered into the Ninth Amendment (the “Ninth Amendment”) to the Credit Agreement (as previously amended, the “Credit Agreement”) and the Fourth Amendment (the “Fourth Amendment”) to Export Credit Agreement (the “Export Credit Agreement”), in each case, with the Lender. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Ninth Amendment.

The Ninth Amendment amends the Credit Agreement to, among other things, to: (i) reflect the incurrence by borrowers of the Subordinated Loan and the execution and delivery by borrowers, the Lender and Silk of the Subordinated Loan Documents, and the receipt by borrowers of $3,000,000 in immediately available funds on the Ninth Amendment Effective Date; (ii) delay the maturity date from December 31, 2023 to October 4, 2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms of the Credit Agreement; (iii) reduce the Revolving Commitment from $23,000,000 to $19,000,000; (iv) modify the definition of Borrowing Base to mean, at any time, the sum of (a) 85% of Eligible Accounts at such time, plus (b) the lesser of (1) 70% of Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time and (2) the product of 85% multiplied by the NOLV Percentage identified in the most recent inventory appraisal ordered by the Lender multiplied by Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (c) Reserves of $1,500,000, increasing on the first day of each month by $250,000, commencing on May 1, 2024 and continuing until (and including) August 1, 2024, or such lesser amount, if any, as may be agreed upon in writing by the Lender in its sole discretion (which may be by email from the Lender), plus (d) the PP&E Component; (v) modify the Applicable Margin schedule to reflect the following applicable rates: 2.75% (CBFR REVSOFR30), 0.25% (CBFR Spread (CB Floating Rate)), 2.75% (SOFR Spread), and 0.50% (Commitment Fee Rate); and (vi) amend and restate subsection (l) of the Reporting Schedule to require, by the 17th day of every month, the delivery of a rolling 13 week cash flow forecast in form acceptable to Lender, which must include a projected to actual results comparison for the week then ended and on a cumulative basis from the beginning of the cash flow forecast.

The Ninth Amendment amends the Credit Agreement to permit the borrowers to discontinue the engagement of Croley, Martel and Associates (“Croley”) as of the Ninth Amendment Effective Date, provided that, if the Secured Obligations are not paid in full and the Credit Agreement terminated by May 31, 2024, the borrowers must engage, and must at all times continue to engage, Croley or another consultant on terms and conditions satisfactory to the Lender until such date agreed to by the Lender in its sole discretion.

Lender’s agreement is subject to the continued satisfaction by the borrowers of certain conditions outlined in the Ninth Amendment, including (i) the continued engagement of the Investment Banker to assist borrowers with identifying and executing a sale of the borrowers on a best efforts basis by May 31, 2024; and (ii) the receipt by the Lender of fully executed copies of the Fourth Amendment to Export Credit Agreement, the Subordinated Loan Documents and the Guaranty.

The Fourth Amendment amends the Export Credit Agreement to, among other things, to: (i) reflect the incurrence by borrowers of the Subordinated Loan and the execution and delivery by borrowers, the Lender and Silk of the Subordinated Loan Documents, and the receipt by borrowers of $3,000,000 in immediately available funds on the Ninth Amendment Effective Date; and (ii) delay the maturity date to October 4, 2024, or any earlier date on which the Revolving Commitment is reduced to zero or otherwise terminated pursuant to the terms thereof.

The Fourth Amendment amends the Export Credit Agreement to permit the borrowers to discontinue the engagement of Croley, Martel and Associates as of the Fourth Amendment Effective Date, provided that, if the Secured Obligations are not paid in full and the Export Credit Agreement terminated by May 31, 2024, the borrowers must engage, and must at all times continue to engage, Croley, Martel and Associates on terms and conditions satisfactory to the Lender until such date agreed to by the Lender in its sole discretion.

Lender’s agreement is subject to the continued satisfaction by the borrowers of certain conditions outlined in the Fourth Amendment, including (i) the continued engagement of the Investment Banker to assist borrowers with identifying and executing a sale of the borrowers on a best efforts basis by May 31, 2024; and (ii) the receipt by the Lender of fully executed copies of the Ninth Amendment to Export Credit Agreement, the Subordinated Loan Documents and the Guaranty.

The foregoing descriptions of the Ninth Amendment, the Fourth Amendment and the Subordinated Loan Documents do not purport to be complete and are qualified in their entirety by reference to the full text of the Ninth Amendment, attached to this Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangements of the Registrant.
The disclosure in Item 1.01 and Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 of this report are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
10.1 Ninth Amendment to Credit Agreement, dated December 21, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A.

10.2 Fourth Amendment to Export Credit Agreement, dated December 21, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and JPMorgan Chase Bank, N.A.

10.3 Secured Subordinated Promissory Note, dated December 21, 2023, by and between SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and Garnet Holdings, Inc.

10.4 Subordination and Intercreditor Agreement, dated December 21, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, Garnet Holdings, Inc. and JPMorgan Chase Bank, N.A.

10.5 Letter Agreement, dated December 21, 2023, by and among SIFCO Industries, Inc., Quality Aluminum Forge, LLC, and Mark J. Silk.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc.
(Registrant)

Date: December 28, 2023
/s/ Thomas R. Kubera
Thomas R. Kubera
Chief Financial Officer
(Principal Financial Officer)